Exhibit 16.1

November 4, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Energy Conversion Devices, Inc.'s Form 8-K dated November 4, 2003, and have the following comments:

1.   We agree with the statements made in paragraph (a) subsections (i), (ii),
(iv), (v) and (vi).

2. We have no basis on which to agree or disagree with the statements made in paragraph (a) subsection (iii) and (vii).

Yours truly,


/s/ Deloitte & Touche LLP